UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

Trex Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 Exeter Drive Winchester, Virginia 22603-8605
(Address of principal executive offices)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On May 6, 2009, the Board of Directors of Trex Company, Inc. (the “Company”) appointed Richard E. Posey as a director to fill a directorship vacancy on the Board of Directors. Mr. Posey was appointed to the class of directors whose term of office expires at the annual meeting of stockholders in 2010. The Board of Directors also appointed Mr. Posey to serve as a member of its audit and nominating/corporate governance committees. Pursuant to the Company’s Amended and Restated 1999 Incentive Plan for Outside Directors (the “Incentive Plan for Outside Directors”), Mr. Posey received 4,357 stock appreciation rights, valued at $28,800, with the grant price being equal to the closing stock price of the Company’s stock on May 6, 2009. Mr. Posey will also receive compensation for service on the Board of Directors and any committees pursuant to the Incentive Plan for Outside Directors, as further described under the heading “Director Compensation” in the Company’s 2009 Proxy Report filed with the SEC on March 26, 2009.

A copy of the press release announcing the appointment of Mr. Posey to the Board of Directors is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Trex Company herewith files the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated May 11, 2009 announcing the appointment of Richard E. Posey as a director of Trex Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	May 11, 2009	/s/ Ronald W. Kaplan
Ronald W. Kaplan
President and Chief Executive Officer